Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Consolidated Edison Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 1, 2013